UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2007, Hooker Furniture Corporation issued a press release announcing its results of operations for its fourth quarter and year ended November 30, 2006. A copy of the Company’s press release is included with this report as Exhibit 99.1.

The Company, in its earnings release for the fourth quarter and year ended November 30, 2006, has reported operating income as a percentage of net sales (“operating margin”) both including and excluding the impact of restructuring and asset impairment charges. The operating margin figures excluding the impact of restructuring and asset impairment charges are “non-GAAP financial measures.” The Company provides this information because management believes it is useful to investors in evaluating the Company’s ongoing operations.

Item 7.01.	Regulation FD Disclosure.

On January 17, 2007, Hooker Furniture issued a press release announcing that it plans to close its Martinsville, Va. wood furniture manufacturing plant by the end of March 2007. The Company filed a Current Report on Form 8-K on January 18, 2007 regarding the closing and the related asset impairment charges of $7.0 to $7.8 million pretax ($4.3 to $4.8 million after tax, or $0.36 to $0.40 per share). A copy of the press release was included as an exhibit to that Form 8-K.

On January 29, 2007, the Company issued a press release announcing that it had terminated its Employee Stock Ownership Plan (“ESOP”) effective January 26, 2007. The Company filed a Current Report on Form 8-K on January 30, 2007 regarding the termination of the ESOP and the related $18.4 million non-cash, non-tax deductible charge to earnings the Company will recognize in January 2007. A copy of the press release was included as an exhibit to that Form 8-K.

As a result of these two developments the Company has not completed the financial statements and related disclosures to be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2006. The Company expects that the results of operations and financial condition that it will report in its Form 10-K will be the same in all material respects as reported in the Company’s press release issued February 8, 2007, which is included as Exhibit 99.1 to this report, but additional time is required to permit the Company’s management, audit committee and independent registered public accounting firm to perform their customary review of the Form 10-K. As a result, the Company does not expect to be able to file its Form 10-K by the prescribed February 13, 2007 due date. The Form 10-K will be filed no later than the fifteenth calendar day following the originally prescribed due date.

Item 8.01.	Other Events.

On February 7, 2007, Hooker Furniture issued a press release announcing that:

•	The Company’s Board of Directors authorized the repurchase of up to $20 million of the Company’s common stock;

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•	The Board declared an increased quarterly cash dividend of $0.10 per share, payable February 28, 2007 to shareholders of record February 19, 2007; and

•	The Company’s earnings call originally scheduled for Thursday morning, February 8, at 9:00 AM was rescheduled for Friday morning, February 9, at 9:00 AM Eastern Standard Time.

A copy of the press release is included with this report as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated February 8, 2007

99.2	Press Release dated February 7, 2007

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: February 8, 2007

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 8, 2007

99.2	Press Release dated February 7, 2007

EI-1